Exhibit 10.1

AMENDMENT NO. 3 TO INVESTMENT ADVISORY AGREEMENT
BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
AND
CHURCHILL ASSET MANAGEMENT LLC

This Amendment No. 3 (this “Amendment”), dated as of August 2, 2023, to the Advisory Agreement (as defined below) is made by and between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, a Delaware statutory trust (the “Fund”), and CHURCHILL ASSET MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).

RECITALS

WHEREAS, the Fund and the Adviser are parties to that certain Investment Advisory Agreement, dated as of March 31, 2022, the Amendment No. 1, dated August 3, 2022, to that certain Investment Advisory Agreement and the Amendment No. 2, dated January 10, 2023, to that certain Investment Advisory Agreement (collectively, the “Advisory Agreement”); and

WHEREAS, the Fund and the Adviser have agreed to amend the Advisory Agreement to reflect comments issued by state securities regulators in connection with their “blue sky” review of the Fund’s offering.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1.Effective as of August 2, 2023, Section 10(a) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(a)This Agreement shall become effective as of the first date written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice (i) by the vote of a majority of the outstanding voting securities of the Fund or (ii) by the vote of the Board. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days’ written notice by the Adviser; provided, however, that in the event of the voluntary withdrawal of the Adviser, if the shareholders of the Fund or any remaining adviser elects to continue the Fund’s operations, the Adviser shall pay all expenses incurred by the Fund as a result of the Adviser’s withdrawal. The provisions of Section 10 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Advisory Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Advisory Agreement.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Amendment as of the day and year first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

CHURCHILL ASSET MANAGEMENT

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 3 to Investment Advisory Agreement]